UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2013

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events
As previously announced, effective January 1, 2013, Crane Co. (the "Company") made certain changes to its reporting structure.  The Company transferred the Controls segment (consisting of the Barksdale and Crane Environmental businesses) to its Fluid Handling segment.  As a result, beginning with the first quarter of 2013, the reporting structure consists of the following four reportable segments: Aerospace & Electronics, Engineered Materials, Merchandising Systems and Fluid Handling.

The Company is filing this Current Report on Form 8-K (“Form 8-K) to recast historical reportable segment information contained in the Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K") to correspond with the Company's current reporting structure.  The changes in the reportable segment structure discussed above affect only the manner in which the results of the Company's reportable segments were previously reported.  This Form 8-K does not reclassify nor restate the Company's previously reported consolidated financial statements for any period, and all other information in the 2012 Form 10-K remains unchanged.  Nor does it reflect any subsequent information or events, other than as required to reflect the change in segments as described above.  The Form 8-K, including the Exhibit 99.1, should be read in conjunction with the 2012 Form 10-K and the Company's subsequent filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

99.1	Segment Information - As Recast

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: May 6, 2013	By:	/s/ Richard A. Maue
Richard A. Maue
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Segment Information - As Recast